EXH 99.1

FOR IMMEDIATE RELEASE

MARPAI, INC. REGAINS COMPLIANCE WITH NASDAQ MINIMUM BID PRICE COMPLIANCE

New York, December 6, 2023 Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), an independent national Third-Party Administrator (TPA) company transforming the $22 billion TPA market supporting self-funded employer health plans, today announced that the Company received a notification letter (the “Notification Letter”) from the Listings Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with Nasdaq's minimum bid price requirement and that the matter is closed.

About Marpai, Inc.

Marpai is a leading national TPA company bringing value-oriented health plan services to employers that directly pay for employee health benefits, primarily competing in the $22 billion TPA sector serving self-funded employer health plans representing over $1 trillion in annual claims. Marpai works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release.

Investor Relations contact:
Steve Johnson

steve.johnson@marpaihealth.com

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